AMENDMENT NO. 1 TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 1 to Fund of Funds Investment Agreement (the “Amendment”), dated as of April 28, 2025 is made among Advanced Series Trust and The Prudential Series Trust (each referred to as the “Acquiring Fund Trust”), on behalf of their series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR S&P 500 ETF Trust and SPDR Dow Jones Industrial Average ETF Trust, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, Advanced Series Trust, The Prudential Series Trust SPDR S&P 500 ETF Trust and SPDR Dow Jones Industrial Average ETF Trust, are parties to the Fund of Funds Investment Agreement (the “Agreement”) dated January 19, 2022; and

WHEREAS, each Acquiring Fund Trust and each Acquired Fund desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Acquiring Fund Trusts and the Acquired Funds agree as follows:

1.Each Acquiring Fund Trust that is not already a party to the Agreement is hereby added as a party to the Agreement and the defined term “Trust” shall be amended to refer to each

Acquiring Fund Trust.

Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

2.All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

3.All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

4.This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

Information Classification: General

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

SPDR S&P 500 ETF TRUST

SPDR DOW JONES INDUSTRIAL AVERAGE ETF TRUST (severally and not jointly)

By: STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of each Acquired Fund.

By:	/s/ Jeanne LaPorta

Name: Jeanne LaPorta

Title: Senior Vice President

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Information Classification: General

Advanced Series Trust

The Prudential Series Fund

(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ Kenneth Allen

Name: Kenneth Allen

Title: President and Principal Executive Officer

Information Classification: General

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Registrant: Advanced Series Trust

Series: AST Multi-Asset Diversified Plus Portfolio

Series: AST Multi-Asset Diversified Portfolio

Series: AST Balanced Asset Allocation Portfolio

Series: AST Aggressive Asset Allocation Portfolio

Series: AST Preservation Asset Allocation Portfolio

Series: AST Prudential Flexible Multi-Strategy Portfolio

Series: AST PGIM Aggressive Multi-Asset Portfolio

Series: AST Core Fixed Income Portfolio (added on 4/28/25)

Series: AST International Equity Portfolio (added on 4/28/25)

Series: AST Large-Cap Equity Portfolio (added on 4/28/25)

Series: AST Large-Cap Growth Portfolio (added on 4/28/25)

Series: AST Large-Cap Value Portfolio (added on 4/28/25)

Series: AST Quantitative Modeling Portfolio (added on 4/28/25)

Series: AST Small-Cap Equity Portfolio (added on 4/28/25)

Registrant: The Prudential Series Fund

Series: PSF Stock Index Portfolio (all classes)

Series: PSF PGIM Flexible Managed Portfolio (all classes)

Series: PSF PGIM 50/50 Balanced Portfolio (added on 4/28/25)

Series: PSF PGIM Flexible Managed Portfolio (added on 4/28/25)

Series: PSF PGIM High Yield Bond Portfolio (added on 4/28/25)

Series: PSF PGIM Jennison Blend Portfolio (added on 4/28/25)

Series: PSF PGIM Jennison Growth Portfolio (added on 4/28/25)

Series: PSF PGIM Jennison Value Portfolio (added on 4/28/25)

Series: PSF PGIM Total Return Bond Portfolio(added on 4/28/25)

Series: PSF Small-Cap Stock Index Portfolio (added on 4/28/25)

Information Classification: General